Exhibit 10.19

EMPLOYMENT AGREEMENT

(the “Agreement”)

THIS AGREEMENT is dated the [Date], and is made BETWEEN:-

(1)	XMotors Limited, the registered business address of which is at Room 1903,19F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (hereafter referred to as the “Company”); and

(2)	[Name], holder of HKID card No. [ID number] (Hereafter referred to as the “Employee”).

NOW IT IS HEREBY AGREED as follows: -

Definitions

IN this Agreement:

“Associated Company” means a company which is a subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company.

“Commencement Date” means [Date] or such other date to be agreed upon and, if applicable, dependent on successfully obtaining an employment visa;

“Confidential Information” means the confidential information of the Company’s or Associated Company’s clients, customers, business associates, introducers, prospects, agents, suppliers, consultants, including without limitation, information concerning the Company’s or Associated Company’s methodology, plans, products and services, reports, technical operations, pricing and marketing methods, inventions, processes, compilations of names and physical and electronic addresses of clients, contacts, prospects, and introducers, trade secrets, business budgets and financial statements and reports of the Company or Associated Company;

“Employee Manual” means the Company Employee Manual outlining the rules, regulations, guidelines, and Code of Conduct that employees of the Company are required to follow, in existence and as may be introduced and/or amended by the Company from time to time; if there are inconsistencies in the terms and conditions between this Agreement and the Employee Manual, the terms and conditions of this Agreement will supersede;

“Reference to Clauses” is to clauses of this Agreement;

“He”, “His” or “Him” refers to both genders.

1.	Term of Appointment

(A)	THE Company hereby appoints the Employee and the Employee hereby agrees to act as [Position], reporting to [Manager] (the Employee’s “Manager”).

(B)

THE said appointment shall commence on the Commencement Date and shall continue, unless or until terminated by either party. Notice of termination shall be served in such a manner as stipulated in Part 8 of this Agreement.

(C)	THE Company shall be at liberty from time to time to appoint any other person or persons to act jointly with the Employee in the said office.

2.	Probation Period

The employment agreement is subject to a 6 Months probationary period from Commencement Date.

3.	Roles & Responsibilities

[                      ]

THE Company shall be at liberty from time to time to adjust the Roles & Responsibilities of THE Employee.

4.	Working Hours and Places of Work

(A)	Normal working hours 9:00am – 6:00pm Monday to Friday, with Saturday working in alternative week, including 1.5 hour of flexible lunch break.

(B)

THE Employee is generally expected to be present in the office and assuming his duties during the normal working hours of the Company and is expected to fulfil his duties. The Company reserves the right to alter the established working hours to meeting business contingencies, from time to time. As may be required, the Employee will work outside or beyond normal working hours or weekends or no holidays for no additional cash remuneration.

(C)	THE Employee’s working location will be based at Hong Kong, however, THE Employee may be required to work out of Hong Kong from time to time.

5.	Confidentiality, Non Solicitation and Non-Competition

(A)

THE Employee shall not, either during his employment or thereafter, use to the detriment or prejudice of the Company or any Associated Company or, except in the proper course of his duties, divulge to any person any trade secrets or any other Confidential Information concerning the business or affairs of the Company or any Associated Company which may have come to his knowledge during his employment.

(B)	THE Employee will not for a period of one (1) month after the termination of his employment with the Company (howsoever caused) either personally or by an agent directly or indirectly:

(i)

either on his own account or for any other person, firm or company or in association with or in the employment of any other person, firm or company solicit or endeavour to entice away from the Company or any Associated Company, any person, firm or company who within the twelve (12) months prior to or at the date of such termination was a client, prospect, introducer of or in the habit of dealing with the Company or any Associated Company and with whom the Employee had business contact in the course of his employment; or

(ii)

either on his own account or for any other person firm or company solicit or endeavour to entice away from the Company or any Associated Company any person who within twelve (12) months from the date of termination of his employment with the Company was an employee, a director or a consultant of the Company or an Associated Company.

(C)

THE Employee will not at any time after the termination of his employment with the Company (howsoever caused) either personally or by an agent directly or indirectly represent himself as being in any way, connected with or interested in the business of the Company or any Associated Company.

(D)

DURING his employment, the Employee shall not (unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent of any other company, firm or person or assist or have any financial interest in any other business or profession. The Employee may, however, hold or acquire by way of bona fide investment shares or other securities of any company which are listed or dealt in on any recognised Stock Exchange.

(E)

THE Employee will not for a period of one (1) month after the termination of his employment with the Company (howsoever caused) either personally or by an agent, directly or indirectly, either on his own account or for any other person, firm, or company, or in association with, or in the employment of, any other person, firm, or company, be engaged in, or concerned directly or indirectly in any capacity, in any business concern which is in competition with the business of the company or any Associated Company, in a position similar to the Position which this Employment Agreement concerns.

(F)

UPON the request of the Company and in any event upon the termination of his employment, the Employee shall sign a hand-over note (the “Hand-Over Note”) confirming all the items that may be listed in the Hand-Over Note, including but not limited to: clients or customers lists, correspondence, memoranda, and all other documents, papers and records which may have been prepared by him or have come into his possession, custody or control in the course of his employment.

6.	Compensation and Other Benefits

(A)	Salary:

[HKD xxx] per month payable on or before the 7th day of the next month. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

(B)	Fixed Bonus & Performance Bonus

THE Employee will be eligible to fixed bonus which equals to his monthly salary as of December of each calendar year.

In addition, THE Employee will be eligible to be considered for an incentive bonus targeted at 200% of his average monthly salary of each calendar year. The bonus (if any) will be awarded based on objective or subjective criteria established by the Company.

Any bonus for the year in which THE Employee’s employment begins will be prorated, based on the number of days he is employed by the Company during the year.

Any bonus for a year will be paid before March 31st of next year, but only if THE Employee is still employed by the Company at the time of payment. The determinations of the Company regarding performance bonuses or commission payments are final.

(C)	MEDICAL SCHEME

THE Employee will be enrolled in the Company’s medical scheme subject to the provisions of the scheme/plan as from time to time in force.

(D)	MANDATORY PROVIDENT FUNDS

THE Employee will be enrolled in the Company’s Hong Kong provident funds.

THE Company and THE Employee will each contribute the applicable maximum statutory amount of contribution to the Mandatory Provident Fund in accordance with the requirements of the Mandatory Provident Fund Schemes Ordinance (the “MPFS Ordinance”). THE Employee’s contribution will be deducted from his salary in accordance with the provisions of the MPFS Ordinance.

7.	Holidays, Sick Leave and Personal Leave

(A)	The Employee is entitled to statutory holidays as specified in the Hong Kong Employment Ordinance.

(B)

The Employee is entitled to sick leave in accordance with the provisions of the Hong Kong Employment Ordinance and upon production of a Medical Certificate, or otherwise at the discretion of The Employee’s manager in the Company.

(C)	The Employee is entitled to paid annual leave as specified in the Hong Kong Employment Ordinance.

(D)	The Employee (for female) is entitled to maternity leave as specified in the Hong Kong Employment Ordinance.

(E)	The Employee (for male) is entitled to paternity leave as specified in the Hong Kong Employment Ordinance.

8.	Termination of Employment

(A)	After successful completion of probation, the Employee is required to give one month’ notice in writing to terminate this Agreement or provide pay-in-lieu of notice.

(B)

In the event that the Company becomes entitled to terminate this Agreement after the Employee has successfully completed probation, the Company shall give the Employee one month’ written notice or provide pay-in-lieu of notice.

9.	Novation

THE Company may, at its sole discretion, novate this Agreement so as to transfer it into the name of an Associated Company, and the Employee will at the request of the Company enter into a novation agreement with the Company and such Associated Company to effect such transfer and release the Company from its obligations hereunder.

10.	Miscellaneous

(A)

THIS Agreement shall supersede any agreements or arrangements, written or verbal, between the Employee and the Company, or any of their respective representatives, relating to the present or future appointment of the Employee by the Company.

(B)

ALL the provisions hereof are severable and distinct from one another and the invalidity, illegality or unenforceability of any such provision shall not affect or impair the validity, legality or enforceability, of any of the remaining provisions hereof and any such invalidity, illegality or unenforceability in any jurisdiction shall not affect or impair the validity, legality, enforceability thereof in any other jurisdictions.

(C)

THIS Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong Special Administrative Region and the parties hereby irrevocably submit to the non-exclusive jurisdiction of courts of Hong Kong Special Administrative Region in respect of this Agreement.

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SIGNED by

for and on behalf of

Name:

Date:

SIGNED by

Name: [employee’s name]

Date: